UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934, AS AMENDED

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☐  Soliciting Material Pursuant to Section 240.14a-12

National Atlantic Holdings Corporation
(Name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATIONAL ATLANTIC HOLDINGS CORPORATION
4 Paragon Way
Freehold, New Jersey 07728
(732) 665-1100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 23, 2007

To the Shareholders of National Atlantic Holdings Corporation:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of National Atlantic Holdings Corporation (the “Company” or “NAHC”), which will be held at 9:30 a.m. on Wednesday, May 23, 2007, at the National Conference Center at the Holiday Inn, located at 399 Monmouth Street, East Windsor, New Jersey. The business to be conducted at the meeting includes:

1.	Electing three Class III directors for a term of three years each;

2.	Ratifying the selection of Beard Miller Company LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year; and

3.	Transacting any other business that may properly come before this meeting.

If you owned NAHC common stock at the close of business on March 30, 2007, you may attend and vote at the meeting. If you cannot attend the meeting, you may vote by mailing the proxy card in the enclosed postage-paid envelope. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card.

Enclosed are a Proxy Statement, a form of proxy and an addressed return envelope. ALL STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO BE PRESENT AT THE MEETING, ARE REQUESTED TO FILL IN, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Stockholders who attend the meeting may, if they desire, revoke their proxies and vote in person.

Mailing of this Proxy Statement and the accompanying form of proxy to National Atlantic Holdings Corporation shareholders began on April 17, 2007.

By order of the Board of Directors,

Cynthia L. Codella
Secretary

Dated: April 17, 2007

NATIONAL ATLANTIC HOLDINGS CORPORATION
4 Paragon Way
Freehold, New Jersey 07728

April 17, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of National Atlantic Holdings Corporation, which will be held on Wednesday, May 23, 2006, at 9:30 a.m., at the Conference Center at the Holiday Inn, located at 399 Monmouth Street, East Windsor, New Jersey.

The principal business of the meeting will be (i) to elect three Class III directors to serve for a three-year term each or until their successors are duly elected and qualified; (ii) to ratify the appointment of Beard Miller Company LLP as the Company’s independent registered public accounting firm; and (iii) to transact any other business that may properly come before the meeting or any postponement or adjournment thereof.

Whether you plan to attend the Annual Meeting or not, please complete, sign, date and return the enclosed proxy card in the postage prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

If you are unable to attend the Annual Meeting in person, you may listen through the web or by telephone. To listen to the live webcast, go to the Investor Relations section at NAHC’s Web site at http://www.national-atlantic.com at least 15 minutes prior to the event to register and download any necessary software. To listen by telephone, please call 800-901-5241(international callers should dial 617-786-2963) Please use passcode 47949615. The webcast will include an audio transmission of the proceeding. The webcast will begin at 9:30 a.m. and will remain on the Company Web site for 1 year. You cannot record your vote on this Web site or at this telephone number.

For your benefit, enclosed is a copy of our 2006 Annual Report to Shareholders. Thank you for your continued interest in NAHC.

Sincerely yours,

James V. Gorman
Chairman and Chief Executive Officer

i

About the Annual Meeting

Q:	Who is soliciting my vote?

A:	The board of directors of National Atlantic Holdings Corporation is soliciting your vote for the 2007 Annual Meeting of Shareholders.

Q:	Who is entitled to vote?

A:	Shareholders of record at the close of business on March 30, 2007 may vote.

Q:	How many votes do I have?

A:	You have one vote for each share of common stock you owned on March 30, 2007.

Q:	How many votes can be cast by all shareholders?

A:	There were 11,088,083 shares of common stock outstanding that can be voted as of the close of business on March 30, 2007.

Q:	How many shares must be represented to hold the meeting?

A:	A majority of the outstanding shares, or 5,544,042 must be represented to hold the meeting. Shares are counted as present at the meeting if the shareholder: (1) is present and votes in person at the meeting; or (2) has properly submitted a proxy card. Proxies submitted as abstentions, withhold or as broker non-votes will be treated as shares present for purposes of determining whether a quorum is present. If a quorum is not present, the chairman of the meeting or the holders of a majority of the stock present or represented at the meeting may adjourn the meeting until a quorum is present.

Q:	How many votes are needed to elect directors and to approve the proposals?

A:	Directors are elected by a plurality of the votes cast. The other proposal will be approved if the votes cast in favor exceed the votes cast against the matter.

Q:	How do I vote?

A:	You may vote either in person at the annual meeting or by proxy, whether or not you attend the meeting. If you hold your National Atlantic Holdings Corporation common stock certificates directly in your name, you may vote by:

Mail — Please complete, sign and return the accompanying proxy in the enclosed postage-paid envelope. We must receive it before the polls close at the annual meeting.

If your shares of National Atlantic Holdings Corporation common stock are registered in the name of a bank, broker or other nominee, you must vote your shares using the method(s) available through that organization.

Q:	Can I change my vote or revoke my proxy?

A:	Yes. Just send in a new proxy with a later date or send a written notice of revocation to the secretary of National Atlantic Holdings Corporation. If you attend the annual meeting and want to vote in person, you can request a ballot and direct that your previously submitted proxy not be used. Otherwise, your attendance itself does not constitute a revocation of your previously submitted proxy.

Q:	What if I vote “abstain?”

A:	A vote to abstain has no effect on the votes required to elect directors or to approve the other proposal.

Q:	Can my shares be voted if I do not return my proxy and do not attend the annual meeting?

A:	If your shares are registered in your name, the answer is no. If you do not vote shares registered in the name of a bank, broker or other nominee, Nasdaq rules provide that the broker can vote your shares as the broker wishes for the election of directors and ratification of the independent registered public accounting firm, but not for certain other matters. A broker non-vote is counted as a vote to abstain.

Q:	How are the votes counted?

A:	Votes cast by proxy are tabulated prior to the meeting by the holders of the proxies. Inspectors of election appointed at the meeting count the votes and announce the results. The proxy agent reserves the right not to vote any proxies that are altered in a manner not intended by the instructions contained in the proxy.

Q:	Could other matters be decided at the meeting?

A:	We do not know of any other matters that will be considered at the annual meeting. For any matters that do properly come before the meeting, your shares will be voted at the discretion of the proxy holder.

Q:	Who can attend the meeting?

A:	The meeting is open to all interested parties.

Q:	Can I listen to the meeting if I cannot attend in person?

A:	If you have access to the Internet, you can listen to a live webcast of the meeting. To listen to the live webcast, go to the Investor Relations section at NAHC’s Web site at http://www.national-atlantic.com at least 15 minutes prior to the event to register and download any necessary software. To listen by telephone, please call 800-901-5241 (international callers should dial 617-786-2963 ). Please use passcode 47949615 The webcast will include an audio transmission of the proceeding. The webcast will begin at 9:30 a.m. and will remain on the Company’s Web site for one year. You cannot record your vote on this Web site or at this telephone number.

Introduction

Our 2006 Annual Report has been included in the distribution with this Proxy Statement. We urge you to read it carefully to learn more about our performance. This document is also available on the Investor Relations page of http://www.national-atlantic.com.

The Company

National Atlantic Holdings Corporation (the “Company” or “NAHC”) was formed in 1994. Through our insurance subsidiary, Proformance Insurance Company (“Proformance”), we are a provider of personal and commercial lines property and casualty insurance in the State of New Jersey. We distribute our products exclusively through licensed independent agents, many of whom are Partner Agents and, therefore, required to maintain an equity position in NAHC.

Proposal 1 — Election of Directors

The board of directors consists of 8 directors divided into three classes, and each year the directors in one class are elected to serve terms of three years each. This means that shareholders generally elect one-third of the members of the board of directors annually. The term of office of the three Class III directors expires as of the Annual Meeting of Shareholders.

The board of directors recommends a vote FOR James V. Gorman, Martin I. Krupnick, Psy D., and Thomas M. Mulhare as Class III directors to hold office until the 2010 Annual Meeting of Shareholders and until their successors are elected.

We do not know of any reason that any of the nominees for director would not accept the nomination, and it is intended that votes will be cast to elect three nominees as directors. In the event, however, that any nominee should refuse or be unable to accept the nomination, the people acting under the proxies intend to vote for the election of such person or people as the board of directors may recommend.

Information Regarding Nominees and Directors

For each nominee for election to the office of director and each current director whose term does not expire at this time, listed below are principal business positions held currently and over the past five years.

Nominees for Directors

James V. Gorman (56)	Mr. Gorman was elected Chairman of the board of directors of each of NAHC and Proformance in 1994. Since 1994, Mr. Gorman has served as Chief Executive Officer of each of NAHC and Proformance. From 1987 to 1993, Mr. Gorman served as President and Chief Executive Officer of Home State Insurance Company, as well as Chairman and/or President of two affiliated insurance companies, Quaker City Insurance Company and New York Merchant Bankers Mutual Fire Insurance Company. From 1986 to 1987, Mr. Gorman served as Vice President of Marketing for the Personal Insurance Division of the Reliance Insurance Company. From 1984 to 1985, Mr. Gorman was Director of the Market Development Group for Colonial Penn Group. From 1982 to 1984, Mr. Gorman was Manager of Product and Market Development for the Continental Insurance Company. From 1974 to 1982, he served in various management capacities with the Kemper Insurance Companies. Mr. Gorman has worked in the insurance industry in excess of 30 years. Mr. Gorman was awarded the Distinguished Insurance Award for 1994-1995 by the Professional Insurance Agents of New Jersey.

Martin I. Krupnick, Psy.D. (57)	Dr. Krupnick has served as director of NAHC since June 2005. Since 1986 and 2004, respectively, Dr. Krupnick has served as Executive Director, President and Chief Executive Officer of IEP Youth Services, Inc. and Treasurer of Friends of Monmouth County Child Advocacy Center, Inc., which are non-profit organizations in Monmouth County, New Jersey providing housing and social services to homeless youths and childhood victims of physical and sexual abuse. Dr. Krupnick is a licensed psychologist in New Jersey and has practiced since 1983.

Thomas M. Mulhare (59)	Mr. Mulhare has served as a director of NAHC since June 2004. Since April 2003, Mr. Mulhare has been an officer/audit partner in charge of the insurance industry services at Amper, Politziner & Mattia, an accounting and consulting firm in Edison, New Jersey. From May 2002 to January 2003, Mr. Mulhare served as a Managing Director of Navigant Consulting. Prior to that time, for over 30 years, Mr. Mulhare was a partner at Arthur Andersen, LLP. Mr. Mulhare is a CPA licensed in New Jersey.

Continuing Directors Whose Terms Expire 2008

Thomas J. Sharkey, Sr. (74)	Mr. Sharkey has served as a director of each of NAHC and Proformance since 2003 and 2001, respectively. From 2000 through February of 2007, Mr. Sharkey served as the Chairman of Banc of America Corporate Insurance Agency, LLC (formerly, Fleet Insurance Services), a full service brokerage based in Cranford, New Jersey. From 1990 to 2000, Mr. Sharkey was a principal of Meeker, Sharkey Financial Services. Mr. Sharkey holds the Chartered Life Underwriter (CLU) designation.

Steven V. Stallone (45)	Mr. Stallone has served as a director of each of NAHC and Proformance since 1994. Since 1993, Mr. Stallone has served as Vice President in the private client group for the Bank/ Trust Market for BlackRock Capital Management Corporation, an Investment Management firm. From 1988 to 1993, Mr. Stallone was Assistant Vice President and Manager of Conestoga Mutual Funds for Meridian Bancorp. From 1987 to 1988, he was the Treasurer’s Compliance Coordinator for the Chubb Corporation. Mr. Stallone holds Series 7, 63 and 65 Securities Licenses.

Continuing Directors Whose Terms Expire in 2009

Peter A. Cappello, Jr. (53)	Mr. Cappello has served as a director of NAHC since 1994. Mr. Cappello was elected Chief Financial Officer of Proformance in July 2002. From 2001 to 2002, Mr. Cappello served as a salesman for R&R Marketing, L.L.C. Mr. Cappello served as Senior Vice President, Senior Loan Officer and director of First State Bank from 1977 to 2000. Mr. Cappello served as a commercial loan officer for SI Bank and Trust from 2000 to 2001. He has managed independent agent and premium finance programs for insurance agencies located throughout New Jersey.

Cornelius E. Golding (59)	Mr. Golding has served as director of NAHC since March 2006. Since 2003, Mr. Golding has served as a self-employed financial consultant for property casualty insurance companies. From 1981 to 2003,

Mr. Golding served in various positions at Atlantic Mutual Insurance Company of Madison, New Jersey, including Senior Vice President and Comptroller from 1987 to 1994 and Chief Financial Officer from 1994 to 2003. Prior to that time, from 1969 to 1981, Mr. Golding served in various positions relating to financial controls primarily with property casualty insurance companies. Mr. Golding currently serves as a director of The Bank of Somerset Hills, United Automobile Insurance Group, and Neurologix, Inc. Mr. Golding is a Certified Public Accountant.

Candace L. Straight (59)	Ms. Straight has served as a director of NAHC since September 2004 and as a director of Proformance since March 2004. Since 1997, Ms. Straight has served as a self-employed investment banking consultant specializing in the insurance industry. From 1987 to 1996, Ms. Straight served as a principal of Head & Company, a merchant banking firm specializing in the insurance industry, in New York. Ms. Straight currently serves as a director of Neuberger and Berman Mutual Funds and Montpelier Re Holdings Ltd.

Information Regarding Executive Officers

Bruce C. Bassman (57)	Mr. Bassman has served as Senior Vice President and Chief Actuarial Officer of NAHC since September 2004. From 2002 to 2004, Mr. Bassman was Executive Vice President and Chief Actuary for Gulf Insurance Group. From 1986 to 1989, Mr. Bassman was a Principal and consulting actuary with Tillinghast-Towers Perrin, providing consulting services to regional property/casualty insurers. While at Tillinghast, Mr. Bassman also served as leader of its North American Insurance Practice from 1993 to 1996. Mr. Bassman also held various managerial positions at Harleysville Insurance Companies, including Vice President and Chief Actuary from 1980 to 1986 and Executive Vice President responsible for strategic planning from 1999 to 2001. Mr. Bassman is a fellow of the Casualty Actuarial Society (FCAS) and a member of the American Academy of Actuaries (MAAA). Mr. Bassman served on the board of directors of the American Academy of Actuaries from 1993 to 1996.

Cynthia L. Codella (57)	Ms. Codella has served as Secretary of each of NAHC and Proformance and Executive Vice President of each of NAHC and Proformance since January 1999. Ms. Codella has also served as President of Riverview Professional Services since 2002. From 1996 through 1998, Ms. Codella served as the Deputy Commissioner of Insurance in the New Jersey Department of Banking and Insurance. From 2000 to 2001, Ms. Codella served as chairwoman of the Insurance Council of New Jersey, a state insurance trade organization, and currently serves as a member of its executive committee and board of directors. Ms. Codella was Vice President of Claims for First Trenton Indemnity from 1991 to 1996. Prior to that she held various management positions during her nineteen year tenure with Travelers Insurance Company. Ms. Codella is Vice-Chair of the Automobile Insurance Territorial Rating Plan Advisory Commission, to which she was appointed by the governor in 2000 and on which she currently serves.

Frank J. Prudente (40)	Mr. Prudente has served as Treasurer of NAHC since June of 2004, and Executive Vice President and Chief Accounting Officer since March

2006. Mr. Prudente served as Executive Vice President-Corporate Finance of NAHC from 2003 to March 2006. From June 2002 to April 2003, Mr. Prudente served as Executive Vice President and Chief Financial Officer of Gulf Insurance Group, a specialty insurer based in New York City. From December 1993 to May 2002, Mr. Prudente, a CPA licensed in New York and New Jersey, was a manager and partner at Arthur Andersen LLP.

John E. Scanlan (51)	Mr. Scanlan has served as Executive Vice President and Chief Underwriting Officer since April 2005 and was Senior Vice President of Proformance from September 1999 to April 2005. Prior to 1999, for 12 years, Mr. Scanlan served in a variety of managerial positions with General Accident Insurance Company. Mr. Scanlan holds the Chartered Property and Casualty Underwriter professional designation. He is also a member of the board of directors of Kensington Insurance Group.

Information Regarding the Board of Directors

Meetings of the Board of Directors

Board members are encouraged to attend the annual meeting of shareholders, all meetings of the board of directors and the meetings of committees of which they are a member. All of the Company’s directors attended the 2006 annual meeting of shareholders in May 2006. The board of directors of the Company held four regular meetings and one special meeting during the previous fiscal year. All directors attended at least 75 percent of the aggregate of the total number of board and committee meetings of which they are members.

Board Composition and Director Independence

The board of directors must determine each year, based on all relevant facts and circumstances, including service on other boards of directors, which directors satisfy the criteria for independence. Directors deemed independent are believed to satisfy the definitions of independence required by the rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing standards of the NASDAQ Stock Market, LLC. Directors and nominees whom the board of directors has determined meet the applicable criteria for independence are: Cornelius E. Golding, Martin I. Krupnick, Psy.D., Thomas M. Mulhare, Thomas J. Sharkey, Sr. and Candace L. Straight. Following the reelection of the nominees included in this Proxy Statement, a majority 5 of the 8 directors would meet the applicable criteria for independence under the listing standards of the NASDAQ Stock Market, LLC.

Consideration of Director Nominees

The nominating committee considers many factors when determining the eligibility of candidates for nomination as director. The committee’s goal is to nominate candidates who contribute to the board of directors overall effectiveness in meeting its mission. The committee is charged with identifying nominees with certain characteristics:

•	Demonstrated character and integrity

•	An ability to work with others

•	Sufficient time to devote to the affairs of the Company

•	Willingness to enter into a long-term association with the Company, in keeping with the Company’s overall business strategy

The nominating committee also considers the needs of the board of directors in accounting and finance, business judgment, management, industry knowledge, leadership and such other areas as the board of directors deems appropriate.

Potential board of directors nominees generally are identified by referral. The nominating committee follows a four-part process to evaluate nominees for director. The committee first performs initial screening that includes reviewing background information on the candidates, evaluating their qualifications against the established criteria and, as the committee believes is appropriate, discussing the potential candidates with the individual or individuals making the referrals. For candidates that qualify for additional consideration, the committee interviews the potential nominees as to their background, interests and potential commitment to the Company and its operating philosophy. Second, the committee may seek references from sources identified by the candidates as well as sources known to the committee members. Third, the committee may ask other members of the board of directors for their input. Finally, the committee develops a list of nominees who exhibit the characteristics desired of directors and satisfy the needs of the board of directors.

The nominating committee will consider qualified candidates referred by shareholders for nomination as director. Information about such a candidate should be provided in writing to the secretary of the Company, giving the candidate’s name, biographical data and qualifications. Such information should be provided by December 17, 2007 to receive appropriate consideration for the next annual meeting. The nominating committee does not differentiate between candidates based on the source of the nomination. The nominating committee did not receive any recommendation with respect to any director candidates named in this proxy statement from any shareholder, non-management director, executive officer or third party search firm in connection with its own approval of such candidate. For 2006, no fees were paid to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Following the committee’s evaluation process this year, the nominating committee nominated Cornelius E. Golding as a Class II director to hold office until the 2009 Annual Meeting of Shareholders and until his successor is elected. Cornelius E. Golding was referred by James V. Gorman, Chairman and Chief Executive Officer of the Company. The nominating committee interviewed Cornelius E. Golding and reviewed background information about him. On March 21, 2006, the board of directors met and approved Cornelius E. Golding’s nomination and elected him to the board of directors.

Under Section 2.9 of the Company’s by-laws, a shareholder who wishes to directly nominate a director candidate at the 2008 annual meeting (i.e., to propose a candidate for election who is not otherwise nominated by the board of directors through the recommendation process described above) must give the Company written notice not earlier than January 22, 2008 nor later than February 21, 2008. Information about such candidate should be provided in writing to the secretary of the Company, giving the candidate’s name, biographical data and qualifications.

Standing Committees of the Board of Directors

The board of directors has three standing committees: the Audit, Compensation and Nominating and Governance committees. Charters for the Audit, Compensation and Nominating and Governance committees are available under the “Corporate Governance” section of the Company’s Web site at http://www.national-atlantic.com.

Audit Committee

The Audit Committee presently consists of Thomas M. Mulhare (chair), Candace L. Straight, Martin I. Krupnick, Psy.D., and Cornelius E. Golding. The board of directors has determined that each member of the Audit Committee is independent as defined in the Nasdaq National Market listing standards. The board of directors has also determined that Thomas M. Mulhare qualifies as an “audit committee financial expert” in accordance with Section 407 of the Sarbanes-Oxley Act of 2002 and as defined in Item 401(h) of Regulation S-K and is independent under Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. The Audit Committee held ten meetings in 2006.

The Audit Committee operates pursuant to a written charter, which is posted on the Company’s Web site at http://www.national-atlantic.com and may be found under the “Corporate Governance” section. A copy of the Audit Committee’s charter may be obtained, without charge, upon written request to the secretary of the Company at the Company’s principal executive offices. The Audit Committee’s primary responsibilities, as set forth in its charter, are to:

•	appoint, replace and determine funding for the independent registered public accounting firm;

•	compensate and oversee the work of the independent registered public accounting firm (including resolving any disagreements between management and the independent registered public accounting firm regarding financial reporting);

•	pre-approve all auditing and review services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent registered public accounting firm;

•	ensure the receipt of a formal written statement from the independent registered public accounting firm delineating all relationships between the independent auditor and the Company;

•	engage in a dialogue with the independent registered public accounting firm concerning any disclosed relationships or services that may impact the independent registered public accounting firm’s objectivity or independence, and take appropriate action to oversee the independence of the independent registered public accounting firm;

•	establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	review and approve any potential conflicts of interest of officers and directors of the Company and evaluate and develop appropriate remedial actions regarding violations of the Company’s Code of Business Conduct;

•	review and discuss with management and the independent registered public accounting firm the quarterly and annual earnings releases and financial statements of the Company, the quarterly and annual reports on Forms 10-Q and 10-K, respectively, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the results of the independent registered public accounting firm’s review of the quarterly financial statements;

•	discuss with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company’s consolidated financial statements;

•	review and discuss quarterly reports from the independent registered public accounting firm on: (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of their use and the treatment preferred by the independent registered public accounting firm, and (c) other material written communications between the independent registered public accounting firm and management; and

•	review management’s conclusions about the Company’s disclosure controls and procedures.

The Audit Committee report appears beginning on page 20 of this proxy statement.

Compensation Committee

The Compensation Committee presently consists of Candace L. Straight (chair), Thomas J. Sharkey and Cornelius E. Golding. The board of directors has determined that each member of the Compensation Committee is independent as defined in the NASDAQ Stock Market, LLC listing standards. The Compensation Committee held four meetings in 2006.

The Compensation Committee operates pursuant to a written charter, which is posted on the Company’s Web site at http://www.national-atlantic.com and may be found under the “Corporate Governance” section. A copy of the Compensation Committee’s charter may also be obtained, without charge, upon written request to the secretary of the Company at the Company’s principal executive offices. The Compensation Committee’s primary responsibilities, as set forth in its charter, are to:

•	determine, or recommend to the board of directors for determination, the Chief Executive Officer’s annual compensation;

•	determine, or recommend to the board of directors for determination, the annual compensation of all executive officers;

•	consider and take actions with respect to adoption, amendment, administration or termination of long-term incentive plans, equity/stock plans, retirement or pension plans, and other plans related to compensation of current and former employees of the Company;

•	review the terms and conditions of compensation and incentive plans, evaluate the performance of such plans, and approve, and recommend to the board of directors for its approval, the initial adoption of any equity-based plans and any material modifications to such plans; and

•	recommend to the board of directors the compensation of outside directors.

The Compensation Committee Discussion & Analysis appears beginning on page 13 of this proxy statement.

Nominating and Governance Committee

The Nominating and Governance Committee presently consists of Martin I. Krupnick, Psy.D. (chair) and Thomas J. Sharkey, Sr. The board of directors has determined that each member of the Nominating and Governance Committee is independent as defined in the Nasdaq National Market listing standards. The Nominating and Governance Committee held two meetings in 2006.

The Nominating and Governance Committee operates pursuant to a written charter, a current copy of which is posted on the Company’s Web site at http://www.national-atlantic.com and may be found under the “Corporate Governance” section. A copy of the Nominating and Governance Committee’s charter may also be obtained, without charge, upon written request to the secretary of the Company at the Company’s principal executive offices. The Nominating and Governance Committee’s primary responsibilities, as set forth in its charter, are to:

•	lead the search for individuals qualified to become board of directors members to the extent necessary to fill vacancies on the board of directors or as otherwise desired by the board of directors;

•	develop a process for identifying and evaluating director nominees, assess the adequacy of such process on an annual basis, or more frequently as circumstances dictate, and implement any changes to such policy as determined by a majority vote of the Committee;

•	develop a process for shareholders of the Company to send communications to the board of directors, assess the adequacy of such process on an annual basis, or more frequently as circumstances dictate, and implement any changes to such policy as determined by a majority vote of the Committee;

•	develop and recommend to the board of directors for its approval a policy regarding board of directors members’ attendance at annual meetings, assess the adequacy of such policy on an annual basis, or more frequently as circumstances dictate, and recommend changes to the board of directors;

•	review written communications from shareholders concerning the Company’s annual shareholders’ meeting and governance process and make recommendations to the board of directors as necessary;

•	annually review and reassess the adequacy of the Company’s Code of Business Conduct and recommend changes to the board of directors as necessary; and

•	review and approve all related-party transactions, as such term is defined in the Nasdaq National Market Corporate Governance Rules.

Executive Sessions

In accordance with the NASDAQ Stock Market, LLC Corporate Governance Rules, separate executive sessions of non-management directors and independent directors are held without management.

Communications with the Board of Directors

Interested parties may communicate with the board of directors, anonymously if they wish, by sending a written note or memo to the Secretary, National Atlantic Holdings Corporation, 4 Paragon Way, Freehold, New Jersey 07728.

Communications that are intended specifically for non-management or independent directors should be sent to the above address to the attention of the chairman of the Audit Committee. All such communications will be delivered unopened by the secretary to the chairman of the board of directors or the chairman of the Audit Committee, as applicable.

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

Set forth below is the name, address, stock ownership and voting power of each person or group of persons known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s Common Stock and is based solely upon information filed with the SEC by such persons on Schedule 13D or 13G or an amendment to such a schedule as of March 30, 2007. Unless otherwise indicated in a footnote, each person listed in the table below possesses sole voting and sole investment power with respect to the shares shown in the table owned by that person. Under Section 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only shareholders known to the Company to be deemed to be beneficial owners of more than 5 percent of the common stock of the Company as of March 30, 2007. James V. Gorman is Chairman of the board of directors and Chief Executive Officer of the Company.

		Amount and Nature		Percent
Title of Class	Name of Beneficial Owner	of Benefical Ownership		of Class

Common Stock	Eric D. Hovde 1826 Jefferson Place, N.W. Washington, D.C. 20016	1,772,206	(1)	15.56%
Common Stock	James V. Gorman National Atlantic Holdings Corp. 4 Paragon Way Freehold, NJ 07728	1,650,126	(2)	14.49%
Common Stock	Boston Partners Asset Management, LLC 28 State Street, 20th Floor Boston, MA 02109	766,890	(3)	6.73%
Common Stock	Loeb Partners Corp. 61 Broadway New York, NY 10006	575,040		5.05%

(1)	Of the 1,772,206 shares beneficially owned by Eric D. Hovde, 21,000 shares are owned directly by Eric D. Hovde, 1,735,831 shares are beneficially owned by Eric D. Hovde as the President, Chief Executive Officer and Managing Member of Hovde Capital Advisors LLC, the investment manager to certain managed accounts (including Financial Institution Partners, L.P. (“FIP LP”)), which are the direct owners of those shares, 10,250 shares are beneficially owned by Eric D. Hovde as the Trustee to Eric D. and Steven D. Hovde

Foundation, the direct owner of such shares, 5,125 shares are beneficially owned by Eric D. Hovde as a Trustee to the Hovde Financial, Inc. Profit Sharing Plan and Trust, the direct owner. Based solely on information contained in Schedule 13G/ A filed by Eric D. Hovde, Steven D. Hovde, Hovde Capital Advisors LLC and Financial Institution Partners, L.P. on February 15, 2007.

(2)	Includes options to purchase 107,500 shares of our common stock, all of which are fully vested and exercisable.

(3)	Boston Partners Asset Management, LLC (“BPAM”) holds all of the 766,890 shares under management for its clients, who have the right to direct the receipt of dividends, to receive dividends from such shares and to receive the proceeds from the sale of such shares. None of these clients holds more than five percent of the Common Stock of NAHC. Based solely on information contained in Schedule 13G/A filed by BPAM on February 14, 2007.

Security Ownership of Management

The outstanding common shares beneficially owned by each of the Company’s directors and nominees, the Named Executive Officers (as defined below) and all executive officers and directors together as a group as of March 30, 2007 are shown below. Unless otherwise indicated in a footnote, each person listed in the table below possesses sole voting and sole investment power with respect to the shares shown in the table to be owned by that person.

	Name	Amount and Nature		Percent
Title of Class	of Beneficial Owner	of Beneficial Ownership		of Class

Common Stock	James V. Gorman	1,650,126	(1)	14.49%
	Chairman of the Board of Directors and Chief Executive Officer of NAHC and Proformance
Common Stock	Bruce C. Bassman	1,350		*
	Senior Vice President and Chief Actuarial Officer of NAHC
Common Stock	Peter A. Cappello, Jr.	57,316	(2)	*
	Director of NAHC and Chief Financial Officer of Proformance
Common Stock	Cynthia L. Codella	64,500	(3)	*
	Secretary and Executive Vice President of NAHC and Proformance
Common Stock	Cornelius E. Golding	1,700		*
	Director of NAHC
Common Stock	Dr. Martin I. Krupnick, Psy.D	800	(4)	*
	Director of NAHC
Common Stock	Thomas M. Mulhare	—		—
	Director of NAHC
Common Stock	Frank J. Prudente	43,000	(5)	*
	Executive Vice President, Treasurer and Chief Accounting Officer of NAHC
Common Stock	John E. Scanlan	12,900	(6)	*
	Executive Vice President and Chief Underwriting Officer of NAHC and Proformance
Common Stock	Thomas J. Sharkey, Sr.	45,365		*
	Director of NAHC and Proformance
Common Stock	Steven V. Stallone	70,219	(7)	*
	Director of NAHC and Proformance
Common Stock	Candace L. Straight	1,000		*
	Director of NAHC and Proformance
Common Stock	Directors and executive	1,969,390		17.3%
	officers as a group (12 persons)

*	Less than 1%.

(1)	Includes options to purchase 107,500 shares of our common stock, all of which are fully vested and exercisable.

(2)	Includes options to purchase 34,400 shares of our common stock, all of which are fully vested and exercisable.

(3)	Includes options to purchase 64,500 shares of our common stock, all of which are fully vested and exercisable.

(4)	Sole voting and sole investment power with respect to 200 of the 800 shares of common stock.

(5)	Includes options to purchase 43,000 shares of our common stock, all of which are fully vested and exercisable.

(6)	Includes options to purchase 12,900 shares of our common stock, all of which are fully vested and exercisable.

(7)	Includes options to purchase 21,500 shares of our common stock, all of which are fully vested and exercisable.

Family Relationships

James V. Gorman and Steven V. Stallone are cousins.

Section 16(a) Beneficial Ownership Reporting Compliance

Our common shares became registered pursuant to Section 12 of the Exchange Act in April 2005. As a result of such registration, Section 16(a) of the Exchange Act requires our directors, executive officers and the beneficial holders of more than 10% of our common stock to file reports with the Securities and Exchange Commission (the “SEC”). Such reports include initial reports of ownership of our common shares and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or 5. Directors, executive officers and the beneficial holders of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of Forms 3, 4 and 5, the Company believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2006, were met in a timely manner by its directors, executives officers, and greater than 10% beneficial owners.

Certain Related Party Transactions

The Company performs a review of all related-party transactions pursuant to SEC Regulation S-K, Item 404. A portion of the reported transactions relate to members of the Company’s board of directors who are associated with independent insurance agencies that market the Company’s insurance products or who purchase the Company’s insurance products. These agencies are paid according to the same commission schedule and have the same agency contract with the Company’s insurance affiliates as other agencies.

Payments to Insurance Agencies Affiliated with Certain of Our Directors

For the year ended December 31, 2006, Proformance paid to Liberty Insurance Associates, Inc. a commission of $135,405. Andrew C. Harris has served as President of Proformance since June 2005 and a member of the board of directors of Proformance since 2000, served as a member of the board of directors of NAHC until June 2005 and is Chief Executive Officer of Liberty Insurance Associates, Inc.

For the year ended December 31, 2006, Proformance paid to Banc of America Corporate Insurance Agency, LLC (formerly, Fleet Insurance Services, LLC) a commission of $67,038. Thomas J. Sharkey, Sr., a member of the board of directors of each NAHC and Proformance since 2003 and 2001, respectively. From 2000 through February of 2007, Mr. Sharkey served as Chairman of Banc of America Corporate Insurance Agency, LLC.

Share Performance

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

The Company’s Common Stock has been traded on the Nasdaq National Market under the ticker symbol “NAHC” since the Company’s initial public offering on April 21, 2005. The initial public offering price of the Company’s common stock was $12.00 per share. The following chart compares the total return on the Company’s common stock based on the initial public offering price ($12.00) from April 21, 2005 through December 31, 2006 with the total return on the Nasdaq Composite Index and the Nasdaq Insurance Index during the same period.

Total Return Analysis
(Assumes a $100 investment at the close of trading on April 21, 2005)	04/21/05	12/31/06
National Atlantic Common Stock	$100.00	$97.17
Nasdaq Composite Index*	$100.00	$123.08
Nasdaq Insurance Index*	$100.00	$126.91

*	Source: Nasdaq National Market Online Data

The graph assumes $100 was invested in the Company’s Common Stock and each of the two indices on April 20, 2005. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

Compensation Discussion and Analysis

The following compensation discussion and analysis contains statements regarding future individual and Company performance measures, targets and other goals. These goals are disclosed in the limited context of the Company’s executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Overview of Compensation Program

The Compensation Committee of the Board of Directors is responsible for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Compensation Committee ensures that the total compensation paid to the Chief Executive Officer, Chief Financial Officer and other four executive officers named in the Summary Compensation Table on page 18, (referred to as the “named executive officers”) is fair, reasonable and competitive.

The Compensation Committee of the board of directors is currently composed of the three independent directors whose names appear at the end of the Compensation Committee Report below. The Compensation Committee reviews the compensation policies and practices of the Company and its subsidiaries and makes recommendations subject to approval of the board of directors. The Compensation Committee also evaluates the Chief Executive Officer’s performance and sets the Chief Executive Officer’s and all other executive officers’ compensation level, subject to approval of the board of directors, based on such evaluation. The Compensation Committee also administers and interprets the 2004 Stock and Incentive Plan and the Annual Bonus Plan.

Compensation Philosophy

The Company’s compensation program for its executive officers consists of base salary, annual bonus and equity-based compensation, and is designed to align the interests of the executive officers and stockholders of the Company and to reward business growth and profits. The Compensation Committee believes that the Company’s compensation program fosters the long-term focus required for success in the property and casualty insurance industry.

The objectives of our executive compensation policies are to:

•	Provide competitive levels of compensation that integrate pay with our annual and long term performance goals;

•	Assist us in attracting and retaining qualified executives,

•	Reward achievement of specified financial performance objectives and enhancement of stockholder value, and

•	Align the interests of the named executive officers with the long term interests of our shareholders through award opportunities.

In particular, compensation is based on the level of job responsibility, individual performance and Company performance. As employees progress to higher levels in the organization, an increasing proportion of their total compensation is linked to Company performance. Compensation levels also reflect the value of a specific job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers who compete with us for similar talent.

Employment Agreements

In April 2005 we entered into employment agreements with each of the named executive officers. These agreements have initial three year terms, with automatic one year extensions that began on the first anniversary of the effective date and continue on each successive anniversary. The automatic extension of the agreements may be terminated with at least 90 days prior notice from either the executive officer or the Company. The agreements provide for annual base salaries that are subject to review and adjustment by the Board of Directors in its sole discretion.

The agreements also provide for an annual bonus to be paid to the named executive officers in an amount to be determined annually by the Board of Directors. This is discussed below. Each named executive officer is entitled to participate in our employee and fringe benefit plans and is entitled to receive periodic equity awards as determined by the Board of Directors, also discussed below.

Each employment agreement gives the Company the right to terminate the employment of a named executive officer at any time and for any reason but providing 30 days prior written notice. Employment also terminates automatically upon death or permanent disability as defined the agreement. Upon termination of the named executive officer by the Company without “cause” or by the executive for “good reason” (as such terms are defined in the agreements), the executive is entitled to receive his or her base salary and a continuation of healthcare coverage for a period of two years following termination of employment. The continuation of healthcare coverage terminates in the event the executive obtains subsequent employment.

If we terminate an executive without cause, or the executive terminates with good reason within the one year period following a change of control (as defined in the agreements) of the Company, the executive is entitled to:

•	a lump sum cash payment equal to three times the sum of executive’s then current base salary plus the executive’s average annual bonus for the three years preceding the date of termination;

•	a continuation of healthcare coverage for a period of two years following the date of termination, subject to elimination upon the executive obtaining subsequent employment; and

•	full vesting of all restricted stock, stock option and share unit awards.

To the extent that the severance payments and benefits payable under the agreements would cause an executive to be liable for excise taxes under Section 280G of the Internal Revenue Code, the executive would be entitled to additional “gross up” payments to offset the effect of the excise taxes.

The employment agreements contained non-competition covenants to prohibit the executives from competing against us in all states in which we conduct business during the period of employment and for a period of two years following termination of employment with respect to all property-casualty insurance lines in which we are involved at the time of termination. The agreements also contain non-solicitation provisions that prohibit the executives from actively soliciting our employees, customers or suppliers during the period of employment and for a period of two years following termination of employment. The executives are subject to confidentiality restrictions that protect our proprietary information, developments and other intellectual property.

On August 23, 2006, our Board of Directors approved an amendment to the employment agreements with the named executive officers. The amendments provided for (i) a change in the definition of “cause” for termination; (ii) salary continuation during a period of disability until termination of employment due to disability, net of any governmental or disability insurance benefits; (iii) an agreement for us to use reasonable commercial efforts to provide long-term disability coverage for the period from termination due to disability through age 65; (iv) two (2) years’ base salary as severance in the event of the death of the named executive officer; (v) the officer’s right to acquire any “key person” life insurance on his or her life from us in the event that employment terminates due to disability or retirement at age 65 or older; (vi) a reduction from two years to one year of the non-competition and non-solicitation provisions described in the immediately preceding paragraph, and (iv) a requirement that the agreement be interpreted in accordance with recent amendments to Section 409A of the Internal Revenue Code relating to deferred compensation.

Compensation Setting Process

The Company’s Chief Executive Officer, James V. Gorman, provides evaluations of all senior executive officers, including the named executive officers, and recommendations to the Compensation Committee regarding base salary levels and the form and amount of the annual bonus to be paid to the named executive officers. Additionally, Mr. Gorman and other officers of the Company regularly attend Compensation Committee meetings and, upon the request of the Compensation Committee, provide compensation, performance and other information to the Compensation Committee, including historical and prospective breakdowns of primary compensation components for each named executive officer. The Compensation Committee makes recommendations regarding all compensation levels to the Board of Directors, which has the final authority to make such decisions.

Base Salaries

In determining base salary levels, the Compensation Committee considers the executive’s responsibilities, experience, performance, the competitive marketplace for comparable executives and other factors particular to the Company. In general, base salaries will be set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executives when considered with other components of the Company’s compensation program. The Compensation Committee utilizes the annual survey of executive compensation prepared by the Property Casualty Insurance Association of America (PCIAA), specifically reviewing companies compared on market, product, capital, and size. The base salary levels are subject to annual review and adjustment by the Board of Directors in its sole discretion. On August 22, 2006, based upon a recommendation of the Compensation Committee, the Board of Directors increased the annual base salaries, effective August 28, 2006, of Messrs.

Gorman, Bassman, Cappello, Prudente and Scanlan and Ms. Codella to $338,905, $250,000, $230,120, $282,420, $270,000 and $282,420, respectively.

Annual Incentive Compensation

Annual incentive compensation provides a direct financial incentive to executives to achieve the Company’s annual business goals and strategic objectives. The Compensation Committee believes that bonuses should represent a significant portion of an executive’s annual compensation to provide an incentive for achieving these goals and objectives.

The Company’s executive officers are eligible to receive bonuses designed to reward achievement of annual corporate and individual goals. Prior to the effective date of the Company’s initial public offering, annual bonuses were awarded to the executive officers in the sole discretion of the board of directors. The employment agreements provide that each of the executive officers of the Company will be eligible to participate in the Company’s Annual Bonus Plan and to receive annual cash bonuses in amounts to be determined by the Compensation Committee and approved by the board of directors based on the Company’s achievement of specified business targets.

Under the Company’s Annual Bonus Plan, the performance criteria for cash bonuses generally will take into account such measures of corporate performance as net income, earnings per share, operating income, earnings before interest, taxes, depreciation and amortization, loss ratio, combined ratio, book value per share, return on equity, stock price performance, cash flow and underwriting gain or loss. For purposes of the Company performance aspect of our annual bonus plan in 2006, we measured four performance criteria as compared to targeted results on a weighted average basis: revenue (20%), net loss and LAE ratio (25%), GAAP expense ratio (15%) and earnings per share (40%). If we were to achieve 100% of the targets set by the Board of Directors, bonus payments would equal 50% of base salary for the executive officers. On a weighted average basis, we achieved 93.7% of our targeted amounts in 2006, resulting in bonus payments equal to 46.8% of base salary levels.

On March 20, 2007, the Board of Directors approved the Compensation Committee’s recommendation based on each officer’s individual performance in 2006, to grant cash bonuses to Messrs. Gorman, Bassman, Cappello, Prudente, and Scanlan and Ms. Codella of $159,091, $117,471, $108,084, $132,536, $126,844 and $132,644, respectively.

Equity-Based Compensation

Prior to the Company’s initial public offering, the Company granted a limited number of stock options to certain executive officers under a prior equity plan of the Company, but such grants did not constitute a significant portion of total compensation. The Company granted stock appreciation right grants to the Company’s executive officers under the 2004 Stock and Incentive Plan for each officer’s individual performance in 2005, as described below. In addition, the Compensation Committee approved and, subsequently, the shareholders approved at the 2005 Annual Meeting, the extension of the exercise period for certain stock options granted in 1995 under the Company’s prior equity plan, the Nonstatutory Stock Option Plan, and an amendment to the Plan to permit such extension. The 2004 Stock and Incentive Plan provides that the Compensation Committee has the authority to grant awards thereunder in the form of stock options to purchase shares of the Company’s common stock, stock appreciation rights, restricted stock awards, stock unit awards and stock awards.

The Compensation Committee believes that equity-based awards provide a direct correlation between the interests of stockholders and executive officers because such equity awards have value only if the market price of the Company’s common stock increases over time. Such awards are designed to help ensure that employees are oriented to the growth of the Company over the long-term. The Compensation Committee anticipates that the amounts of awards under the plan to an individual will increase as the individual assumes greater positions of responsibility within the Company. Under the Company’s Annual Bonus Plan, the performance criteria for equity based awards generally will take into account such measures of individual performance as management of claims, human resources, loss reserves, information technology, cash yield on invested assets, investor relations, financial reporting, revenue growth, producers, subsidiaries, government relations, regulatory compliance, and operational expense control. The Compensation Committee establishes and evaluates performance criteria for each individual officer based upon the responsibilities of his or her position.

On March 20, 2007, the board of directors approved the Compensation Committee’s recommendation to grant stock appreciation rights under the Company’s 2004 Stock and Incentive Plan based on each executive officer’s individual performance in 2006 as follows: Messrs. Gorman, Bassman, Prudente, Scanlan and Cappello and Ms. Codella in respect of 75,000, 50,000, 50,000, 50,000, 50,000 and 50,000 shares, respectively, of the Company’s common stock with a base price of $12.88 per share, which was the closing price of the Company’s stock on the NASDAQ Stock Market, LLC on the date of grant.

Chief Executive Officer Compensation

The base salary of the Company’s Chief Executive Officer, James V. Gorman, is determined in accordance with the provisions of his employment agreement, which became effective upon the completion of the Company’s initial public offering in April 2005. In determining base salary as well as annual bonus awards and grants of equity-based compensation to Mr. Gorman, the Compensation Committee considers Mr. Gorman’s responsibilities, experience, performance and other factors particular to the Company. The Compensation Committee also considers the compensation practices and performances of other companies that are likely to compete with the Company for executive talent. In general, the total compensation package of Mr. Gorman is set at a level believed by the Compensation Committee and the board of directors to be consistent with the current industry practices and sufficient to retain Mr. Gorman as our Chief Executive Officer. The cash bonus and the stock appreciation rights granted to Mr. Gorman in respect of his performance in 2006 are described in the Summary Compensation Table below.

Other Compensation

We have also for many years provided our executives with some perquisites consisting primarily of an automobile allowance and reimbursement for automobile-related expenses, group medical, accidental death and disability, group life, a matching contribution to our 401k plan, long-term disability “gap” insurance coverage, and the right to an annual physical examination at a local facility specializing in such services (which none of the officers used in 2006). The Board of Directors believes that these perquisites are reasonable and consistent with the Company’s overall compensation program and better enables the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the level of perquisites and other personal benefits provided to the executive officers.

Limitation on Deductibility of Compensation Expenses

Section 162(m) of the Internal Revenue Code generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the four other most highly paid executive officers of publicly held companies. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. Under the 2004 Stock and Incentive Plan, the Compensation Committee may grant awards that will be exempt from the deduction limits of section 162(m). However, the deductibility of compensation under Section 162(m) is only one factor that the Compensation Committee will consider in assessing whether a particular arrangement is appropriate given the goal of motivating executives to achieve corporate objectives and increase stockholder value. The Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE:

Candace L. Straight (chair)
Cornelius E. Golding
Thomas J. Sharkey, Sr.

The foregoing Report of the Compensation Committee shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference in any previous or future document filed by the Company with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such Report by reference in any such document.

Executive Compensation Summary

The following table summarizes the compensation of the Company’s chief executive officer and the four most highly compensated executive officers (the “Named Executive Officers”) for each of the last three years:

Summary Compensation Table

		Annual Compensation		Option	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Compensation(2)	Total

James V. Gorman	2006	$328,692	$159,091	$236,592	$30,167	$754,542
Chairman of the Board of Directors and	2005	$298,786	$38,500	$485,166	$26,043	$848,495
Chief Executive Officer of NAHC	2004	$290,565	$140,000	$—	$28,759	$459,324
and Proformance
Cynthia L. Codella	2006	$273,928	$132,644	$157,728	$23,048	$587,348
Secretary and Executive Vice President of	2005	$232,432	$38,500	$—	$20,754	$291,686
NAHC and Proformance	2004	$216,365	$90,000	$—	$20,804	$327,169
Frank J. Prudente	2006	$273,918	$132,536	$157,728	$27,565	$591,747
Executive Vice President, Treasurer and	2005	$254,821	$38,500	$—	$26,374	$319,695
Chief Accounting Officer	2004	$251,220	$90,000	$—	$27,221	$368,441
John E. Scanlan	2006	$251,125	$126,844	$157,728	$27,575	$563,272
Executive Vice President and	2005	$211,311	$38,500	$—	$25,817	$275,628
Chief Underwriting Officer of	2004	$185,632	$90,000	$—	$22,310	$297,942
NAHC and Proformance
Bruce C. Bassman	2006	$229,332	$117,471	$157,728	$20,731	$525,262
Senior Vice President and	2005	$207,862	$38,500	$—	$13,950	$260,312
Chief Actuarial Officer of NAHC	2004	$88,780	$45,000	$—	$2,511	$136,291
Peter A. Cappello, Jr.	2006	$223,202	$108,084	$157,728	$23,143	$512,157
Director of NAHC and Chief Financial	2005	$194,348	$38,500	$132,318	$23,343	$388,509
Officer of Proformance	2004	$184,015	$90,000	$—	$27,913	$301,928

(1)	Consists of stock appreciation rights valued in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), and in 2005 only, an extension of stock options to Messrs. Gorman and Cappello originally granted in 1995. Such extension was approved by our shareholders at their annual meeting in 2005.

(2)	Consists of 401(k) matching payments, car allowance, group medical, accidental death and disability, group life and disability gap insurance premiums. In 2006, the only items in excess of $10,000 were 401(k) matching payments for Mr. Gorman ($13,148), Ms. Codella ($10,957), Mr. Prudente ($10,957) and Mr. Scanlan

($10,061). None of the items exceeded $10,000 in 2005 and in 2004, the only item in excess of $10,000 was the 401(k) matching payment for Mr. Gorman of $10,745.

Grant of Plan-Based Awards for Fiscal Year Ended December 31, 2006

During 2006, we granted stock appreciation rights (SARS) to our named executive officers pursuant to our 2004 Stock and Incentive Plan.

							All Other
						Stock	Option			Grant-date
						Awards:	Awards:			Fair Value of
			Estimated Future Payouts			Number of	Number of	Exercise or		Stock and
			Under Equity Incentive			Shares of	Securities	Base Price	Closing	Option
	Grant	Approval	Plan Awards			Stock or	Underlying	of Option	Price	Awards
Name	Date	Date	Threshold(#)	Target(#)	Maximum(#)	Units #	Options #	Awards ($/Sh)	($/Sh)	($)(1)

James V. Gorman	3/21/2006	3/21/2006	—	—	—	75,000	—	$9.94	$9.94	$290,533
Cynthia L. Codella	3/21/2006	3/21/2006	—	—	—	50,000	—	$9.94	$9.94	$193,689
Frank J. Prudente	3/21/2006	3/21/2006	—	—	—	50,000	—	$9.94	$9.94	$193,689
John E. Scanlan	3/21/2006	3/21/2006	—	—	—	50,000	—	$9.94	$9.94	$193,689
Bruce C. Bassman	3/21/2006	3/21/2006	—	—	—	50,000	—	$9.94	$9.94	$193,689
Peter A. Cappello, Jr.	3/21/2006	3/21/2006	—	—	—	50,000	—	$9.94	$9.94	$193,689

(1)	Represents the grant-date fair value calculated under SFAS No. 123(R), and as presented in our audited financial statements contained in our Annual Report on Form 10-K. The fair value of the stock option awards for financial reporting purposes likely will vary from the actual amount ultimately realized by the named executive officers based on a number of factors. These factors include our actual operating performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise or applicable vesting.

	Outstanding Equity Awards at Fiscal Year Ended December 31, 2006
			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying	Option
	Unexercised	Unexercised	Unexercised	Exercise	Option
	Options (#)	Options (#)	Unearned	Price	Expiration
Name	Exercisable	Unexercisable	Options (#)	($)	Date

James V. Gorman	25,000	50,000	—	$9.94	3/20/2016
	10,750	—	—	$0.98	7/15/2011
	15,050	—	—	$2.89	6/21/2009
	34,400	—	—	$2.62	7/9/2008
	70,950	—	—	$2.62	5/21/2007
Cynthia L. Codella	16,667	33,333	—	$9.94	3/20/2016
	43,000	—	—	$0.60	6/11/2012
	10,750	—	—	$0.98	7/15/2011
	10,750	—	—	$2.89	6/21/2009
Frank J. Prudente	16,667	33,333	—	$9.94	3/20/2016
	43,000	—	—	$6.14	4/13/2013
John E. Scanlan	16,667	33,333	—	$9.94	3/20/2016
	12,900	—	—	$0.98	7/15/2011
Bruce C. Bassman	16,667	33,333	—	$9.94	3/20/2016
Peter A. Cappello, Jr.	16,667	33,333	—	$9.94	3/20/2016
	4,300	—	—	$0.98	7/15/2011
	4,300	—	—	$2.89	6/21/2009
	12,900	—	—	$2.62	7/9/2008
	12,900	—	—	$2.50	5/21/2007

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table contains information for each of the Named Executive Officers concerning the exercise of options during 2006 and the value of unexercised options for the Company’s common stock at year-end 2006:

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired on	Value	Options at		In-the-Money Options at
	Exercise	Realized	December 31, 2006 (#)		December 31, 2006(2)
Name	(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

James V. Gorman	47,300	$425,700	107,500	—	$991,043	—
Cynthia L. Codella	—	—	64,500	—	$684,668	—
Frank J. Prudente	—	—	43,000	—	$237,360	—
John E. Scanlan	—	—	12,900	—	$137,772	—
Bruce E. Bassman	—	—		—		—
Peter A. Cappello, Jr.	12,900	$115,584	34,400	—	$318,415	—

(1)	Value realized means the difference between the market price on the day of exercise and the option exercise price.

(2)	The value of in-the-money options at December 31, 2006 represents the difference between the exercise price of such options and the fair value of our common stock as of December 31, 2006. Does not include SARs which were granted in March 2006.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2006.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
				Change in
				Pension Value
				and Deferred
	Fees Earned or	Stock	Option	Compensation	All Other
	Paid in Cash	Awards	Awards	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)

Cornelius E. Golding	37,000					37,000
Martin I. Krupnick	43,000					43,000
Thomas M. Mulhare	51,000					51,000
Thomas J. Sharkey, Sr.	32,500					32,500
Steven V. Stallone	30,000					30,000
Candace L. Straight	45,500					45,500

Report of the Audit Committee

The Audit Committee is comprised of four independent directors whose names appear at the end of this report, each of whom is experienced with financial statements and has past accounting or related financial management experience. Each of the members of the Audit Committee is independent as defined by the Nasdaq National Market listing standards. The board of directors has determined that Thomas M. Mulhare is an “audit committee financial expert” as defined under applicable SEC regulations. The primary function of the Audit Committee is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to shareholders and others, the systems of internal control which management has established, and the audit process.

Management is responsible for the Company’s internal controls and the financial reporting process. The registered independent public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board

(United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. Additionally, the Audit Committee engages the Company’s independent registered public accounting firm.

The Audit Committee has met and held discussions with management and its registered independent public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firms. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and disclosures required by the Audit Committee Charter, and the Audit Committee discussed with the independent accountants that firm’s independence. As part of its discussions, the Audit Committee determined that Beard Miller Company LLP and Deloitte & Touche LLP were independent of the Company.

Based on the reviews and discussions with management and Beard Miller Company LLP referred to above, the Audit Committee has recommended to the board of directors that the audited financial statements as of December 31, 2006 and for the fiscal year then ended be included in NAHC’s Annual Report on Form 10-K for such fiscal year.

Thomas M. Mulhare (chair), Candace L. Straight, Martin I. Krupnick, Psy.D. and Cornelius E. Golding

The foregoing Report of the Audit Committee shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference in any previous or future document filed by the Company with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such Report by reference in any such document.

Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm

Beard Miller Company LLP has audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2006 and their report on such financial statements appear in the 2006 Annual Report to Shareholders.

The Audit Committee has appointed the firm of Beard Miller Company LLP as the Company’s independent registered public accounting firm for 2007. Although action by shareholders in this matter is not required, the Audit Committee believes that it is appropriate to seek shareholder ratification of this appointment and will seriously consider shareholder opinion on this issue. The affirmative vote of a majority of the shares represented and voting at the annual meeting is required to ratify the appointment of Beard Miller Company LLP.

Representatives from Beard Miller Company LLP are expected to be present at the annual meeting of shareholders and will be afforded the opportunity to make any statements they wish and to answer appropriate questions.

Change of Independent Registered Public Accounting Firm

On October 4, 2006, the Audit Committee of our Board of Directors voted to engage Beard Miller Company LLP, as its independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2006.

Prior to our engagement of Beard Miller Company LLP, we had not consulted with Beard Miller Company LLP during our two most recent fiscal years or through October 4, 2006 regarding the application of accounting principles to specific transactions, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company as well as any matters or reportable events described in Items 304(a)(2)(i) or )ii) of Regulation S-K.

As part of its overall objective of effectively managing costs, in early September 2006, the Audit Committee of the Board of Directors of National Atlantic issued a request for proposals (“RFP”) for the engagement of the Company’s registered independent public accounting firm for the year ending December 31, 2006. The RFP was sent to a number of registered independent public accounting firms qualified to provide audit services to the Company, including Deloitte & Touche LLP (“Deloitte”), the Company’s current registered independent public accounting firm. On September 19, 2006, Deloitte advised the Audit Committee of the Board of Directors in writing that it did not intend to submit a proposal to the Company in response to the RFP, and accordingly it resigned as the Company’s independent registered public accounting firm.

The audit reports of Deloitte on the consolidated financial statements of the Company as of and for the years ended December 31, 2005 and 2004, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with our reporting of financial information as of June 30, 2006, Deloitte expressed to us its position that the Company’s proposed best estimate for our net liability for loss and loss adjustment expenses (“reserves”) to be recorded in the June 30, 2006 financial information was at a level below what it had determined to be reasonable and was required to be increased. While the Company did not agree that an adjustment was required, this matter was satisfactorily resolved by increasing our reserves by $1.5 million as of June 30, 2006. This matter was discussed by the Audit Committee with Deloitte prior to the Company’s earnings release and the adjustment was reflected in both the earnings release and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

Except as described above, during the two most recent calendar years ended December 31, 2005 and 2004, and from December 31, 2005 through the effective date of Deloitte’s notification to the Company of its intent to resign as the Company’s registered independent public accounting firm, there have been no disagreements (within the meaning of Item 304 of Regulation S-K of the Securities and Exchange Commission’s (“SEC”) rules and regulations, which term is interpreted broadly and does not require there to have been an argument, but merely a difference of opinion) between the Company and Deloitte on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused Deloitte to make reference to the subject matter of such disagreements in connection with its reports. Except as previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 with respect to certain material weaknesses in internal controls identified by Deloitte during their audit of the Company’s financial statements for the nine months ended September 30, 2004 (prior to the Company’s initial public offering in 2005), there were no “reportable events” as defined in Item 304(a)(1) or (v) of Regulation S-K of the SEC’s rules and regulations. The aforementioned reportable event was discussed by the Audit Committee with Deloitte on various dates during 2005 and 2006.

Independent Registered Public Accounting Firm Fees

The following table summarizes the aggregate fees for professional audit services for the years ended December 31, 2006 and December 31, 2005, and fees billed for other services during those periods.

	Twelve Months
	Ended
	December 31
	2006	2005

Audit Fees	438,742	901,761
Audit-related Fees	3,000	—
Tax Fees	—	—
All Other Fees	—	—
Total	441,742	901,761

Services Provided by the Independent Registered Public Accounting Firm

•	Audit Fees — Aggregate fees billed were $438,742 for 2006. The fees reflect the aggregate audit fees billed or estimated to be billed by Beard Miller Company LLP for work performed during 2006. The fees were for professional services rendered in connection with the audits of the Company’s annual financial statements, review of financial statements included in the Company’s SEC filings and services that are normally provided in connection with statutory and regulatory filings or engagements.

•	Aggregate fees billed were $901,761 for 2005. These fees reflect the aggregate audit fees billed by Deloitte & Touche LLP for work performed during 2005. These fees were for professional services rendered in connection with the audits of the Company’s annual financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements.

•	Audit-Related Fees — In 2006, the Company paid fees of $3000 to Beard Miller Company LLP for fees related to a potential transaction.

•	Pre-Approval Policies and Procedures — The Company’s Audit Committee has established a policy that all audit and permissible non-audit services (including the fees and terms thereof) will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company’s auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BEARD MILLER COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Additional Information

As of the date of this statement, management does not know of any other matter or business which may be brought before the meeting, but if any other matter or business comes before the meeting, it is intended that a vote will be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (excluding exhibits) will be furnished, without charge, upon written request to the secretary of the Company at the Company’s principal executive offices.

Shareholder Proposals to be Presented at the 2008 Annual Meeting Of Shareholders

In accordance with Rule 14a-8 of the Exchange Act, any shareholder who wishes to present a proposal at the 2008 annual meeting of shareholders and to include the proposal in the proxy statement and form of proxy for such meeting must deliver the proposal to the Company’s principal executive offices no later than the close of business on December 17, 2007. Proposals should be addressed to the Secretary, National Atlantic Holdings Corporation, 4 Paragon Way, Freehold, NJ, 07728.

In addition, the Company’s by-laws provide that any shareholder wishing to propose business to be considered at the 2008 annual meeting of shareholders, which proposal is not in the form of the proposal requested by such shareholder to be included pursuant to Rule 14a-8 under the Exchange Act in the Company’s proxy statement for the 2008 annual meeting of shareholders, must deliver the proposal to the Company’s principal executive offices not earlier than January 22, 2008 nor later than February 21, 2008. Such notice must provide certain other information as described in the Company’s by-laws.

Inspectors of Election

Computershare Investor Services (formerly, EquiServe Trust Company, N.A.) 250 Royall Street, Canton, MA 02021 781-575-3400 http://www.computershare.com has been appointed as Inspectors of Election for the

Company’s 2007 annual meeting. Representatives of Computershare will attend the 2007 annual meeting to receive votes and ballots, supervise the counting and tabulating of all votes and ballots, and determine the results of the vote.

Cost of Solicitation

The cost of soliciting proxies will be borne by the Company. We have contracted with Thompson Financial Services to provide a listen-only webcast of the Annual Meeting over the Internet and telephone for an estimated fee of $4,850. The Company asks banks, brokerage houses, other custodians, nominees and fiduciaries to forward copies of the proxy material to beneficial owners of shares or to request authority for the execution of proxies; and the Company has agreed to reimburse reasonable out-of-pocket expenses incurred. We have retained Georgeson Inc. to act as a proxy solicitor for an estimated fee of $7,500. In addition to solicitations by mail, regular employees of the Company may, without extra remuneration, solicit proxies personally, or by telephone.

Cynthia L. Codella
Secretary

Dated: April 17, 2007

NATIONAL ATLANTIC
HOLDINGS CORPORATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A   Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Class III Directors:	For	Withhold		For	Withhold		For	Withhold
01 — James V. Gorman	☐	☐	02 — Martin I. Krupnick, Psy. D.	☐	☐	03 — Thomas M. Mulhare	☐	☐

		For	Against	Abstain
2.	Ratification of the appointment of Beard Miller Company LLP as independent public accounts for 2007.	☐	☐	☐	3.	In their discretion, to vote upon such other business as may properly come before the meeting.
B   Non-Voting Items
Change of Address — Please print new address below.

C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.
Date (mm/dd/yyyy) — Please print date below.
    /    /
Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — NATIONAL ATLANTIC HOLDINGS CORPORATION

C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694
Proxy Solicited on Behalf of the Board of Directors of
National Atlantic Holdings Corporation for Annual Meeting of Shareholders, May 23, 2007
The undersigned, a shareholder of National Atlantic Holdings Corporation (the “Company”) hereby constitutes and appoints Cynthia L. Codella and Frank J. Prudente and/or any one or more of them (with full power of substitution in each), proxies to vote all the shares of the Common Stock of the Company registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 23, 2007 at 9:30 a.m. at the Conference Center at the Holiday Inn, located at 399 Monmouth Street, East Windsor, New Jersey, and at any adjournments thereof, on matters coming before said meeting.
This proxy when properly executed will be voted as specified by the shareholder. If no specifications are made, the proxy will be voted FOR the nominees described in Proposal 1 and FOR Proposal 2.
YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.